UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

CANDEL THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40629	52-2214851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick St., Suite 450 Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 916-5445

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 26, 2025, Candel Therapeutics, Inc. (the “Company”) issued a press release announcing positive final survival data from its phase 2a clinical trial of CAN-2409 in patients with stage III/IV non-small cell lung cancer (“NSCLC”), inadequately responding to Immune Checkpoint Inhibitor (“ICI”) treatment.

A copy of the full press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein. The presentation will also be available on the investor relations section of the Company’s website at https://ir.candeltx.com/. Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K, and you should not consider any information on, or that can be accessed from, the Company’s website as part of this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K are furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in any such filing.

Item 8.01	Other Events.

Phase 2a Trial Results for CAN-2409 in Advanced Non-Small Cell Lung Cancer Inadequately Responding to Immune Checkpoint Inhibitor Treatment

On March 26, 2025, the Company announced final survival data from its phase 2a clinical trial of CAN-2409 in patients with stage III/IV NSCLC, inadequately responding to ICI treatment. This final analysis included extended follow-up data (one year after the latest data cut) with a median follow-up time for all the enrolled patients of 29 months). This data showed a sizeable percentage of patients with survival exceeding 24 months, evidence of a longer tail of survival, with 37% of patients with progressive disease despite treatment with ICI alive 2 years after CAN-2409 administration. Data highlights include:

•	Survival data:

•	In patients with an inadequate response to ICI treatment (Cohort 1+2, n=46), median overall survival (“mOS”) was 24.5 months

•

In patients with progressive disease, despite ICI treatment (Cohort 2, n=41), mOS was 21.5 months, which is markedly longer than the 9.8–11.8 months of survival reported in published literature in a similar patient population receiving standard of care of docetaxel chemotherapy

•	37% of patients exceeding 24 months survival were still alive at the time of the March 2, 2025 data cut

•	Potential precision medicine approach:

•	Patients with non-squamous histology predominated amongst the long-term survivors: 14/15 patients with overall survival (OS) >24 months and 9/9 patients with OS> 30 months had non-squamous NSCLC.

•	Patients with non-squamous histology exhibited larger changes in T cells, B cells, and dendritic cells after CAN-2409 administration, compared to patients with squamous NSCLC.

•	mOS of 25.4 months observed in non-squamous NSCLC patients with progressive disease, despite ICI treatment (n=33).

•

Although a phase 2a open-label experimental medicine clinical trial is not designed for an intention to treat (ITT) analysis, Candel conducted an exploratory ITT analysis and observed mOS of 16.7 months after CAN-2409 in non-squamous NSCLC patients with progressive disease despite ICI treatment (n=53). Recent trials have reported a mOS of 9.9–12.3 months in ICI-refractory, non-squamous NSCLC patients receiving standard of care docetaxel chemotherapy.

•	Systemic anti-tumor response (abscopal effect) and safety profile:

•	Decrease in size of uninjected tumors was observed in 69% of patients with multiple lesions (n=35), indicating that local injection may induce a systemic anti-tumor immune response (abscopal effect).

•	CAN-2409 maintained its generally favorable safety and tolerability profile throughout the extended follow-up period.

Based on these positive findings, the Company will advance its development program for CAN-2409 in NSCLC, including preparation and enabling work for a future, potentially registrational, clinical trial in patients with NSCLC with non-squamous histology.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated March 26, 2025

99.2	Presentation dated March 26, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date: March 26, 2025	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci
President and Chief Executive Officer